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                                                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 4, 1996, pertaining to the Onyx Acceptance Corporation 1996 Stock Option/Stock Issuance Plan, of our report dated January 25, 1996, with respect to the financial statements of Onyx Acceptance Corporation included in its Registration Statement Form S-1, filed with the Securities and Exchange Commission on March 25, 1996.


                                                COOPERS & LYBRAND L.L.P.



Newport Beach, California
September 4, 1996